UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

FLYWIRE CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 20, 2022

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Flywire Corporation (Flywire) that will be held on Thursday, June 2, 2022 at 10:00 a.m. EDT (the Annual Meeting). The Annual Meeting will be held virtually via live audio webcast on the internet at www.virtualshareholdermeeting.com/FLYW2022. Even though our Annual Meeting will be held virtually, stockholders will still have the ability to participate in the meeting and vote their shares at the Annual Meeting if they wish.

Details regarding the Annual Meeting and the business to be conducted are described in the accompanying proxy materials. Also included is a copy of our annual report on Form 10-K for the year ended December 31, 2021. We encourage you to read this information carefully. Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the internet, by telephone or by mailing a proxy card, if you have requested one. Please review the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail regarding each of these voting options.

Thank you for your ongoing support of Flywire.

Very truly yours,

Michael Massaro

Chief Executive Officer and Director

FLYWIRE CORPORATION

141 Tremont St. 10th Floor

Boston, Massachusetts 02111

NOTICE OF ANNUAL MEETING

FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Thursday, June 2, 2022 at 10:00 a.m. EDT.

Place:	The Annual Meeting will be held via live webcast at www.virtualshareholdermeeting.com/FLYW2022. To participate, you will need the 16-digit control number provided on your proxy card or voting instruction form.

Items of Business:	Proposal 1: To elect the three directors named in the proxy statement accompanying this notice to serve as Class I directors until the annual meeting of stockholders held in 2025 and until their successors are duly elected and qualified.

Proposal 2: To ratify the appointment of PricewaterhouseCoopers LLP as Flywire Corporation’s independent registered public accounting firm for the year ending December 31, 2022.

To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Adjournments and Postponements:	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote if you were a stockholder of record as of the close of business on April 7, 2022.

Voting:	Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the proxy statement and vote on the internet or by telephone or submit your proxy card, if you have requested one, as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About Procedural Matters.”

A Notice of Internet Availability of Proxy Materials (Notice) has been mailed to stockholders of record on or about April 20, 2022. The Notice contains instructions on how to access our proxy statement for our 2022 Annual Meeting of Stockholders and our annual report on Form 10-K for the year ended December 31, 2021 (together, the proxy materials). The Notice also provides instructions on how to vote online, by telephone or by mail and includes instructions on how to receive a paper copy of proxy materials by mail. The proxy materials can be accessed directly at the following internet address: www.proxyvote.com.

By order of the Board of Directors,

Michael Massaro

Chief Executive Officer and Director

This notice of annual meeting, proxy statement and accompanying form of proxy card are being made available on or about April 20, 2022.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON JUNE 2, 2022.

The proxy statement and the 2021 Annual Report are available on-line at www.proxyvote.com.

FLYWIRE CORPORATION

141 Tremont St. 10th Floor

Boston, Massachusetts 02111

PROXY STATEMENT FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with solicitation of proxies by our Board of Directors for use at the 2022 Annual Meeting of Stockholders (the Annual Meeting) to be held at 10:00 a.m. EDT on Thursday, June 2, 2022, and any postponements or adjournments thereof. The Annual Meeting will be held virtually via a live audio webcast on the internet at www.virtualshareholdermeeting.com/FLYW2022. There will not be a physical meeting location available for in-person participation. We believe holding our Annual Meeting online will facilitate greater stockholder attendance while still providing comparable rights and opportunities to participate, including the ability to ask questions, as a stockholder would have if he, she or they were attending our Annual Meeting in person. Beginning on or about April 20, 2022, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access our proxy materials. As used in this proxy statement, the terms “Flywire,” the “Company,” “we,” “us,” and “our” mean Flywire Corporation unless the context indicates otherwise. Unless otherwise noted or unless the context provides otherwise, all references in this proxy statement to our “common stock” refers to our voting common stock.

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS

Annual Meeting

Q:	Why am I receiving these proxy materials?

A:

Our Board of Directors is providing these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting to be held on Thursday, June 2, 2022 at 10:00 a.m. EDT, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. The notice of Annual Meeting, this proxy statement and accompanying form of proxy card are being made available to you on or about April 20, 2022. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (SEC) rules and that is designed to assist you in voting your shares.

Q:	What is included in the proxy materials?

A:	The proxy materials include:

•	This proxy statement for the Annual Meeting;

•	Our annual report on Form 10-K for the year ended December 31, 2021 (the 2021 Annual Report); and

•	The proxy card or a voting instruction form for the Annual Meeting, if you have requested that the proxy materials be mailed to you.

Q:	How can I get electronic access to the proxy materials?

A:

The proxy materials are available at www.proxyvote.com and at https://ir.flywire.com. Our website address is included for reference only. The information contained on our website is not incorporated by reference into this proxy statement.

You can find directions on how to instruct us to send future proxy materials to you by email at www.proxyvote.com. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	What information is contained in this proxy statement?

A:

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.

Q:	Where is the Annual Meeting?

A:	The Annual Meeting will be held virtually via live audio webcast on the internet at www.virtualshareholdermeeting.com/FLYW2022.

Q:	Can I attend the Annual Meeting?

A:	You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of April 7, 2022 (the Record Date). The Annual Meeting will begin promptly at 10:00 a.m. EDT.

Stock Ownership

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

Stockholders of record—If your shares are registered directly in your name with our transfer agent, Computershare Inc. (Computershare), you are considered, with respect to those shares, the “stockholder of record,” and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote at the Annual Meeting.

Beneficial owners—Many Flywire stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee (commonly referred to as being held in “street name”), you are considered the “beneficial owner” of such shares. The Notice was forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.

As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not stockholders of record, you may not vote your shares at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

Quorum and Voting

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Bylaws and Delaware corporate law. The presence, in person or represented by proxy, of the holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote at the meeting will constitute a quorum at the meeting.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted with respect to a particular matter.

Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Q:	Who is entitled to vote at the Annual Meeting?

A:

Holders of record of our common stock at the close of business on the Record Date are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, we had 101,115,862 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each holder of shares of our common stock will be entitled to one vote for each share of common stock held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors.

Q:	How can I vote my shares at the Annual Meeting?

A:

Shares held in your name as the stockholder of record may be voted at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card, if you have requested one, or following the voting directions described below, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Stockholder of record—If you are a stockholder of record, there are three ways to vote without attending the Annual Meeting:

•

Via the Internet—You may vote by proxy via the internet by following the instructions provided in the Notice or, if you requested printed copies of the proxy materials by mail, by following the instructions provided in the proxy card.

•

By Telephone—You may vote by proxy by telephone by following the instructions provided in the Notice or, if you requested printed copies of the proxy materials by mail, by calling the toll free number found on the proxy card.

•	By Mail—If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Beneficial owners—If you are a beneficial owner holding shares through a bank, broker or other nominee, please refer to your Notice or other information forwarded by your bank or broker to see which voting options are available to you.

Q:	What happens if I do not give specific voting instructions?

A:	Stockholder of record—If you are a stockholder of record and you:

•	Indicate when voting via the internet or by telephone that you wish to vote as recommended by our Board of Directors; or

•

Sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial owners—If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. However, several large brokers, including brokers such as TD Ameritrade and Charles Schwab, have announced that they were eliminating the practice of discretionary voting of uninstructed shares, including on matters generally identified as “routine”. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Q:	What proposals will be voted on at the Annual Meeting?

A:

The following chart sets forth the proposals scheduled for a vote at the Annual Meeting, our Board of Directors recommendation with respect to such proposals, the vote required for such proposals to be approved and whether broker discretionary voting is allowed on such proposal.

Proposal		Board Recommendation	Vote Required	Broker Discretionary Voting Allowed
Proposal 1:	Elect three directors to serve as Class I directors until the 2025 annual meeting of stockholders	FOR ALL	Plurality	No
Proposal 2:	Ratify the appointment of PricewaterhouseCoopers LLP as Flywire Corporation’s independent registered public accounting firm for the year ending December 31, 2022	FOR	Majority Voted	Yes

Plurality—Directors will be elected by a plurality of the votes cast at the meeting. Consequently, the director nominees receiving the most votes of the holders of our common stock will be elected as directors. Only votes cast FOR a nominee will be counted. A properly executed proxy marked “WITHHOLD” and “broker non-votes” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated.

Majority Voted—The proposal for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 will be approved by the affirmative vote of the holders of a majority of the shares of common stock that are present in person or represented by proxy at the meeting and are voted FOR or AGAINST the matter. Abstentions and broker non-votes will not be counted as votes cast either for or against this proposal and will have no effect on the outcome of the proposal.

Broker Discretionary Voting—occurs when a broker does not receive voting instructions from the beneficial owner and votes those shares in its discretion on any proposal on which it is permitted to vote.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:	Can I change or revoke my vote?

A:	Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

If you are a stockholder of record, you may change your vote by (1) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) by attending the Annual Meeting and voting (although attendance at the Annual Meeting will not, by itself, revoke a proxy). A stockholder of record that has voted via the internet or by telephone may also change his or her vote by later making a timely and valid internet or telephone vote.

If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or other nominee or (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or should be sent so as to be delivered to our principal executive offices, Attention: Corporate Secretary.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:

We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant. If you choose to access the proxy materials and/or vote through the internet, you are responsible for any internet access charges you may incur.

Q:	Is my vote confidential?

A:

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Flywire or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a current report on Form 8-K within four business days after the Annual Meeting.

Stockholder Proposals and Director Nominations

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate in individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials—Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2023 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than December 21, 2022, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the Exchange Act).

Requirements for stockholder proposals to be brought before an annual meeting—In addition, our bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by our Board of Directors or any committee thereof or any stockholder, who is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting, who is entitled to vote at such meeting and who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations.

Our bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of our Board of Directors (or any committee thereto) or (3) properly brought before the meeting by a stockholder who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below).

The “Notice Deadline” is defined as that date which is not less than 90 days nor more than 120 days prior to the one year anniversary of the previous year’s annual meeting of stockholders. As a result, the Notice Deadline for the 2023 annual meeting of stockholders is between February 2, 2023 and March 4, 2023. If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.

Recommendation of director candidates—You may recommend candidates to our Board of Directors for consideration by our nominating and corporate governance committee by following the procedures set forth below in “Corporate Governance—Board Committees – Nominating and Corporate Governance Committee.”

Q:	How may I obtain a copy of the bylaw provisions regarding stockholder proposals and director nominations?

A:

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Corporate Secretary. In addition, this and other information about our company may be obtained at the website maintained by the SEC that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. All notices of proposals by stockholders, whether or not included in our proxy materials, should be sent to our principal executive offices, Attention: Corporate Secretary.

Additional Information about the Proxy Materials

Q:	Why did I receive a notice regarding the availability of proxy materials on the internet instead of a full set of proxy materials?

A:

In accordance with SEC rules, we have elected to furnish our proxy materials, including this proxy statement and the 2021 Annual Report, to our stockholders primarily via the internet. Beginning on or about April 20, 2022, we mailed to our stockholders a “Notice of Internet Availability of Proxy Materials” that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the internet, how to vote at the meeting, and how to request printed copies of the proxy materials. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained at www.proxyvote.com. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact of our annual meetings.

Q:	What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?

A:

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the proxy materials, stockholders should send their requests to our principal executive offices, Attention: Corporate Secretary. Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Q:	What is the mailing address for Flywire’s principal executive offices?

A:	Our principal executive offices are located at 141 Tremont St, 10th Floor, Boston, MA 02111. The telephone number at that location is (617) 329-4524.

Any written requests for additional information, copies of the proxy materials and 2021 Annual Report, notices of stockholder proposals, recommendations for candidates to our Board of Directors, communications to our Board of Directors or any other communications should be sent to the address above.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our Board of Directors may establish the authorized number of directors from time to time by resolution. Our Board of Directors is currently comprised of seven members who are divided into three classes with staggered three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. This classification of the Board of Directors into three classes with staggered three-year terms may have the effect of delaying or preventing changes in our control or management. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Nominees for Election as Class I Directors at the Annual Meeting

This year’s nominees for election to the Board of Directors as our Class I directors to serve for a term of three years expiring at the 2025 annual meeting of stockholders, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, are provided below. All of the nominees listed below are currently directors of the Company. The age of each director as of April 7, 2022 is set forth below. Each of the nominees has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve if elected.

Name	Age	Director Since
Yvonne Hao	47	2021
Michael Massaro	43	2013
Jo Natauri	44	2020

The following is additional information about each of the nominees as of the date of this proxy statement, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and our Board of Directors to determine that the nominees should serve as one of our directors.

Name	Age	Principal Occupation and Business Experience
Yvonne Hao	47	Ms. Hao has served as a member of our Board of Directors since September 2021. She is a Co-Founder and Advisor at Cove Hill Partners, a private equity firm focused on partnering with outstanding management teams to build market-leading consumer and technology companies. Prior to helping co-found Cove Hill Partners, Ms. Hao was the Chief Operating Officer and Chief Financial Officer of PillPack, Inc., an online pharmaceutical delivery service, until its acquisition by Amazon. Prior to her role at PillPack, Ms. Hao spent eight years at Bain Capital as an Operating Partner and previously spent five years at Honeywell International, Inc. Ms. Hao started her career at McKinsey & Company, where she worked for five years and was promoted to Associate Partner. Ms. Hao holds a Bachelor of Arts from Williams College and a Masters of Philosophy in Development Economics from Cambridge University. We believe Ms. Hao is qualified to serve on our Board of Directors because of her professional competency and broad experience in the financial services industry.

Name	Age	Principal Occupation and Business Experience
Michael Massaro	43	Mr. Massaro has served as our Chief Executive Officer and a member of our Board of Directors since December 2013. Prior to being appointed as our Chief Executive Officer, Mr. Massaro served as our Vice President, Sales and Business Development from March 2012 to December 2013. Mr. Massaro has over 20 years of background in global payments, mobile software and hardware, and e-billing at high growth technology companies, including edocs, Inc. (later acquired by Siebel Systems) and Carrier IQ. Mr. Massaro began his career as part of the technical risk services practice at PricewaterhouseCoopers, LLP. He earned his Bachelor of Science degree in Management Information Systems from Babson College. Mr. Massaro’s extensive knowledge of our business, as well as his years of experience in the payments industry, including executive leadership in several companies, contributed to our conclusion that he should serve as a member of our Board of Directors.

Jo Natauri	44	Ms. Natauri has served as a member of our Board of Directors since November 2020. Ms. Natauri is a partner in the Asset Management Division of Goldman Sachs and a lead investor for Launch With GS, Goldman Sachs’ $500 million commitment to invest in companies and investment managers with diverse leadership. Ms. Natauri is a Managing Director and the global head of Healthcare Investing within the Merchant Banking Division of Goldman Sachs, a global investment banking, securities and investment management firm, a position she has held since May 2018. Ms. Natauri was an investment banker with Goldman Sachs for 12 years, where she led coverage of large cap companies in healthcare and other industries. She was named managing director in 2008 and partner in 2012. Ms. Natauri earned a Bachelor of Arts in economics and biology from the University of Virginia. We believe Ms. Natauri is qualified to serve on our Board of Directors because of her senior management experience as a Managing Director of Goldman Sachs, board and advisory experience with other companies in our industry and her experience in the areas of finance, strategy and institutional business transactions.

Required Vote and Recommendation of the Board of Directors for Proposal 1

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of our Class I directors. The three nominees receiving the most “FOR” votes among votes properly cast in person or by proxy will be elected to the Board of Directors as Class I directors. You may vote “FOR” or “WITHHOLD” on each of the nominees for election as director. Shares represented by signed proxy cards will be voted on Proposal 1 “FOR” the election of Yvonne Hao, Michael Massaro and Jo Natauri to the Board of Directors at the Annual Meeting, unless otherwise marked on the card. A broker non-vote or a properly executed proxy marked “WITHHOLD” with respect to the election of a Class I director will not be voted with respect to such director, although it will be counted for purposes of determining whether there is a quorum.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” THE CLASS I NOMINEES NAMED ABOVE.

Continuing Directors Not Standing for Election

Certain information about those directors whose terms do not expire at the Annual Meeting is furnished below, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and our Board of Directors to determine that the directors should serve as one of our directors. The age of each director as of April 7, 2022 is set forth below.

Incumbent Class II Directors Whose Term Expires in 2023

Name	Age	Principal Occupation and Business Experience
Alex Finkelstein	46	Mr. Finkelstein has served as a member of our Board of Directors since 2011. Mr. Finkelstein has served as a General Partner at Spark Capital, a venture capital firm, since 2005. Mr. Finkelstein began his career at Cambridge Associates before joining two early-stage venture capital firms. After a few years, he took a break from the venture capital industry to write and sell a number of original television shows to networks including FOX, Discovery, and E!. Mr. Finkelstein later returned to the venture capital industry and joined Spark at its inception. Mr. Finkelstein earned his Bachelor of Arts in Political Science from Middlebury College. We believe Mr. Finkelstein is qualified to serve on our Board of Directors because of his extensive business experience with technology companies, including experience in the formation, development and business strategy of multiple start-up companies.

Matthew Harris	49	Mr. Harris has served as a member of our Board of Directors since January 2015. Mr. Harris joined Bain Capital Ventures in September 2012 to lead the New York City office, where he currently serves as a Partner. Mr. Harris focuses on business services companies, with a particular interest in financial services. Mr. Harris has served as a member of the board of directors of AvidXchange Holdings, Inc., a provider of accounts payable automation software and payment solutions for middle market businesses and their suppliers, since July 2015. Mr. Harris has also served as a member of the board of directors of BTRS Holdings Inc. (f/k/a Factor Systems, Inc. (dba Billtrust)), a provider of cloud-based software and integrated payment processing solutions, since January 2021, and prior to this, he served as a director of Factor Systems, Inc. (dba Billtrust) since November 2012. Prior to joining Bain Capital Ventures, Mr. Harris founded Village Ventures, Inc., an early stage venture capital firm focused on the media and financial services sectors, and served as Managing Director from January 2000 to September 2012. Mr. Harris holds a Bachelor of Arts from Williams College. We believe Mr. Harris is qualified to serve on our Board of Directors because of his extensive business experience with technology companies, including experience in the formation, development and business strategy of multiple start-up companies in the payments sector.

Incumbent Class III Directors Whose Term Expires in 2024

Name	Age	Principal Occupation and Business Experience
Edwin Santos	62	Mr. Santos has served as a member of our Board of Directors since April 2021. Mr. Santos has had a distinguished career in banking, with experience in risk management, corporate governance, management advisory services, acquisitions, and reengineering efforts. He served for many years in various positions of significant responsibility with FleetBoston Financial Group, and more recently served as Group Executive Vice President and General Auditor for Citizens Financial Group prior to his retirement in 2009. Mr. Santos currently serves as a member of the boards of directors of the Providence Mutual Fire Insurance Company, Washington Trust Bancorp Inc. and Fidelity Institutional Asset Management, a Fidelity Investments company. He is also Past President of the Board of Trustees of Rocky Hill School, and a member of the Bryant University Board of Trustees. Mr. Santos holds a Bachelor’s degree in Business Administration and Accounting from Bryant University. We believe Mr. Santos is qualified to serve on our Board of Directors because of his professional competency and broad experience in the financial services industry.

Phillip Riese	72	Mr. Riese has served as a member and chair of our Board of Directors since August 2013. In November 1998, Mr. Riese established Riese & Others, offering his personal services as a board member and advisor with a focus on emerging and disruptive companies primarily in financial services globally. He frequently invests in those companies alongside a variety of venture capital and private equity firms. Prior to forming Riese & Others, Mr. Riese spent 18 years at American Express, ultimately serving as the president of the Consumer Card Group and chairman of American Express Centurion Bank. Before joining American Express, Mr. Riese was a division executive at Chase Bank, after being a partner at M.C. Geffen, a consulting firm in South Africa. Mr. Riese serves as a board member for a number of companies across the globe, including Monzo Bank Limited in the U.K., TravelPerk S.L.U. in Spain and Remitly, Inc., Betterment LLC and Cross River Bank in the U.S. Mr. Riese holds a Bachelor’s degree in Commerce from Leeds University in England, a M.B.A. from the University of Cape Town in South Africa and a Master of Science degree from Massachusetts Institute of Technology. We believe Mr. Riese is qualified to serve on our Board of Directors because of his extensive experience in the payments industry and his senior management experience.

There are no family relationships among any of our directors or executive officers. See “Corporate Governance” below for additional information regarding our Board of Directors.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Our audit committee has appointed the firm of PricewaterhouseCoopers LLP, independent registered public accountants, to audit our financial statements for the year ending December 31, 2022. PricewaterhouseCoopers LLP has audited our financial statements since the fiscal year ended December 31, 2019.

Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of Flywire and its stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022. Our audit committee is submitting the selection of PricewaterhouseCoopers LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

If this proposal does not receive a “FOR” vote from the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and voted “FOR” or “Against” the proposal, the audit committee would reconsider the appointment. Abstentions and broker non-votes will have no effect on this matter.

Principal Accounting Fees and Services

The following table sets forth all fees paid or accrued by us for professional audit services and other services rendered by PricewaterhouseCoopers LLP during the years ended December 31, 2021 and 2020:

	2021	2020
Audit Fees(1)	$3,228,100	$945,000
Audit-Related Fees(2)	$—	$265,000
Tax Fees(3)	$510,736	$175,000
All Other Fees(4)	$29,206	$22,675
Total Fees	$3,768,042	$1,407,675

(1)

Consists of fees billed for professional services rendered in connection with the annual audit of our consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, reviews of our interim consolidated financial statements included in our quarterly reports, issuances of consents and services normally provided in connection with regulatory filings. Fees billed for the year ended December 31, 2021 also included services rendered in connection with our initial public offering completed in May 2021. Fees billed for the year ended December 31, 2020 included services rendered in connection with non-recurring transactions closed in 2020.

(2)

Consists of fees billed for assurance services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees”. For the year ended December 31, 2021, there were no audit-related fees incurred for professional services. Fees billed for the year ended December 31, 2020, services rendered related to acquisition due diligence procedures.

(3)

Consists of fees billed for professional services for tax compliance, tax advice and tax planning. For both the years ended December 31, 2021 and December 31, 2020, these services included assistance regarding federal, state and international tax compliance.

(4)	Consists of fees for permitted products and services other than those that meet the criteria above.

Pre-Approval of Audit and Non-Audit Services

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee (or the chair of the audit committee if such approval is needed on a time urgent basis) generally pre-approves of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022.

CORPORATE GOVERNANCE

Code of Conduct

Our Board of Directors adopted a code of business conduct that applies to each of our directors, officers and employees. The full text of our code of business conduct is posted on the investor relations section of our website at https://ir.flywire.com. Any waiver of the code of business conduct for an executive officer or director may be granted only by our Board of Directors or a committee thereof and must be timely disclosed as required by applicable law. We have implemented whistleblower procedures that establish formal protocols for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to the audit committee.

Environmental, Social and Governance (ESG)

Our commitment to corporate responsibility is a critical component of our corporate mission and operating philosophy. We strive to bring together our people, passions, and powerful technology to support social and environmental priorities that foster a safer and more sustainable future for clients, our client’s customers, and the world. The nominating and corporate governance committee of our Board of Directors periodically reviews and assesses our programs, practices and strategies relating to corporate responsibility, including environmental, social and corporate governance matters. We are committed to conducting our business with attention to, and respect for, ethical operations, an equitable, inclusive and diverse workforce, community involvement, employee health and safety, cybersecurity and privacy, the environment, and positive societal impact. We have convened a cross-functional working group to further enhance our commitment to sustainability and ESG, which is assessing opportunities for communicating progress on our priority initiatives.

Board Composition

Our business affairs are managed under the direction of our Board of Directors, which is currently composed of seven members. All of our directors, other than Mr. Massaro, are independent within the meaning of the listing rules of The Nasdaq Stock Market (Nasdaq). Our Board of Directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

Directors in a particular class will be elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or the earlier of his or her death, resignation or removal. The classification of our Board of Directors may have the effect of delaying or preventing changes in our control or management.

Director Independence

Our common stock is listed on the Nasdaq Global Select Market. The listing rules of this stock exchange generally require that a majority of the members of a listed company’s Board of Directors be independent. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. The Nasdaq director independence definition includes a series of objective tests, such as that the director is not also one of our employees and has not engaged in various types of business dealings with us. In addition, as further required by Nasdaq rules, our Board of Directors has made a subjective determination as to each non-employee director that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management.

The independent members of our Board of Directors hold separate regularly scheduled executive session meetings at which only independent directors are present.

Board Leadership Structure

Our Board of Directors is currently led by its chair, Phillip Riese. Our Board of Directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as we continue to grow. We separate the roles of chief executive officer and chair of the Board of Directors in recognition of the differences between the two roles. The chief executive officer is responsible for setting our strategic direction and our day-to-day leadership and performance, while the chair of the Board of Directors presides over meetings of the full Board of Directors. We believe that this separation of responsibilities provides a balanced approach to managing the Board of Directors and overseeing our operations.

Our Board of Directors has concluded that our current leadership structure is appropriate at this time. However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Board Committees

Our Board of Directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition of these committees meets the criteria for independence under, and the functioning of these committees comply with the applicable requirements of the Sarbanes-Oxley Act of 2002, the current rules of Nasdaq and SEC rules and regulations. We intend to comply with future requirements as they become applicable to us. Each committee has the composition and responsibilities described below.

Audit Committee

During our year ended December 31, 2021, our audit committee held four meetings. The current members of our audit committee are Edwin Santos, Phillip Riese and Alex Finkelstein, each of whom is a non-employee member of the Board of Directors. Mr. Santos serves as the chair of the audit committee.

The audit committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent registered public accounting firm relationships and the audits of our financial statements. The full text of the audit committee’s charter is posted on the corporate governance section of our website at https://ir.flywire.com/corporate-governance/governance-overview. Pursuant to the audit committee charter, the functions of the audit committee include, among other things:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting and our disclosure controls and procedures;

•	meeting independently with our registered public accounting firm and management;

•	preparing the audit committee report required by SEC rules;

•	reviewing and approving or ratifying any related person transactions; and

•	overseeing our risk assessment and risk management policies, including among other matters, compliance and cybersecurity.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries. Each of Messrs. Santos, Finkelstein and Riese qualify as an independent director pursuant to Rule 10A-3.

All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board of Directors has determined that Mr. Santos is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. The designation does not impose on Mr. Santos any duties, obligations or liability that are greater than are generally imposed on him as a member of our audit committee and our Board of Directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our audit committee or Board of Directors.

Compensation Committee

During our year ended December 31, 2021, our compensation committee had a number of ad hoc discussions with its compensation consultant and management, held no formal meetings and acted by written consent one time. Decisions with respect to the 2021 compensation of our executive officers were approved by our Board of Directors prior to our initial public offering. The current members of our compensation committee are Matthew Harris and Yvonne Hao. Ms. Hao serves as the chair of the compensation committee. Ms. Hao replaced Alex Finkelstein as a member of our compensation committee in September 2021.

The compensation committee’s main function is to review and recommend policies relating to compensation and benefits of our officers, directors and employees. The full text of the compensation committee’s charter is posted on the corporate governance section of our website at https://ir.flywire.com/corporate-governance/governance-overview. Pursuant to the compensation committee charter, the functions of this committee include:

•	evaluating the performance of our chief executive officer and determining the chief executive officer’s salary and contingent compensation based on his or her performance and other relevant criteria;

•	identifying the corporate and individual objectives governing the chief executive officer’s compensation;

•	in consultation with the chief executive officer, determining the compensation of our other officers;

•	making recommendations to our Board of Directors with respect to director compensation;

•	reviewing and approving the terms of material agreements with our executive officers;

•	overseeing and administering our equity incentive plans and employee benefit plans;

•	reviewing and approving policies and procedures relating to the perquisites and expense accounts of our executive officers;

•	if and as applicable, furnishing the annual compensation committee report required by SEC rules; and

•

conducting a review of executive officer succession planning, as necessary, reporting its findings and recommendations to our Board of Directors, and working with the Board of Directors in evaluating potential successors to executive officer positions.

Our Board of Directors has determined that each of Mr. Harris and Ms. Hao is independent under the applicable rules and regulations of Nasdaq, and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

Our chief executive officer, president and chief operating officer, chief financial officer and chief people officer assist our compensation committee in carrying out its functions, although they do not participate in deliberations or decisions with respect to their own compensation. Since May 2021, our compensation committee has engaged the services of Compensia, Inc. (Compensia), a compensation consulting firm, to advise the compensation committee regarding the amount and types of compensation that we provide to our executives and directors and how our compensation practices compared to the compensation practices of other companies. Compensia reports directly to the compensation committee. Compensia does not provide any services to us other than the services provided to the compensation committee. The compensation committee believes that Compensia does not have any conflicts of interest in advising the compensation committee under applicable SEC rules or Nasdaq listing standards.

Nominating and Corporate Governance Committee

During our year ended December 31, 2021, our nominating and corporate governance committee held no formal meetings and acted by written consent one time. The current members of our nominating and corporate governance committee are Phillip Riese and Edwin Santos. Mr. Riese serves as the chair of the nominating and corporate governance committee.

The full text of the nominating and corporate governance committee’s charter is posted on the corporate governance section of our website at https://ir.flywire.com/corporate-governance/governance-overview. Pursuant to the nominating and corporate governance committee charter, the functions of this committee include, among other things:

•

identifying, evaluating, and making recommendations to our Board of Directors and our stockholders concerning nominees for election to our Board of Directors, to each of its committees and committee chairs;

•	annually reviewing the performance and effectiveness of our Board of Directors and developing and overseeing a performance evaluation process;

•	annually evaluating the performance of management, the Board of Directors and each board committee against their duties and responsibilities relating to corporate governance;

•	periodically review and assess our programs, practices and strategies relating to corporate responsibility, including environmental, social and corporate governance matters;

•	annually evaluating adequacy of our corporate governance structure, policies, and procedures; and

•	generally advising the Board of Directors on corporate governance matters.

Our nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having a general understanding of our industry and market. Our nominating and corporate governance committee also considers other factors it deems appropriate, including, but not limited to:

•	the candidate’s relevant expertise and experience upon which to offer advice and guidance to management;

•	the candidate having sufficient time to devote to the affairs of the Company;

•	the candidate having a proven track record in his or her field;

•	the candidate’s ability to exercise sound business judgment;

•	the candidate’s commitment to vigorously represent the long-term interests of our stockholders;

•	whether or not a conflict of interest exists between the candidate and our business;

•	whether the candidate would be considered independent under applicable Nasdaq and SEC standards;

•	the current composition of the Board of Directors; and

•	the operating requirements of the Company.

In conducting this assessment, the nominating and corporate governance committee considers diversity, gender, age, skills and such other factors as it deems appropriate given the then-current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability. While diversity and variety of experiences and viewpoints represented on the Board of Directors should always be considered, the nominating and corporate governance committee believes that a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity.

In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence.

When there is a vacancy on the Board of Directors, the nominating and corporate governance committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems it appropriate, a professional search firm. The nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The nominating and corporate governance committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

Our nominating and corporate governance committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board of Directors or the nominating and corporate governance committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by the nominating and corporate governance committee, the stockholder recommendation should be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company, and must include information regarding the candidate and the stockholder making the recommendation as required by our Bylaws.

Board Diversity

Board Diversity Matrix (As of December 31, 2021)
Total Number of Directors		7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	4	—	1
Part II: Demographic Background
African American or Black	—	1	—	—
Asian	2	—	—	—
White	—	3	—	—
Did Not Disclose Demographic Background		1

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has in the past year served as an officer or employee of ours. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

Meetings of the Board of Directors

The Board of Directors held six meetings during our year ended December 31, 2021. No director attended fewer than 75% of the total number of meetings of the Board of Directors and any committees of the Board of Directors of which he or she was a member during our year ended December  31, 2021.

Board Oversight of Risk

Our Board of Directors has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our Board of Directors to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the Board of Directors, corporate disclosure practices, potential conflicts of interest and corporate responsibility, including environmental, social and corporate governance matters. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our Board of Directors as a whole.

Director Compensation

The following table sets forth information about the compensation of the non-employee members of our Board of Directors who served as a director during our year ended December 31, 2021. Other than as set forth in the table and described more fully below, during our year ended December 31, 2021, we did not pay any fees to, make any equity awards or non-equity awards to, or pay any other compensation to the non-employee members of our Board of Directors. Mr. Massaro, our chief executive officer, receives no compensation for his service as a director, and is not included in the table below. Mr. Riese currently serves as chair of our Board of Directors.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)		Total ($)
Yvonne Hao	$10,778	$350,000	(3)	$360,778
Matthew Harris	$—	$—		$—
Alex Finkelstein	$—	$—		$—
Jo Natauri	$—	$—		$—
Phillip Riese	$40,707	$175,000	(4)	$215,707
Edwin Santos	$32,326	$350,000	(5)	$382,326

(1)

The amounts in this column represent the aggregate grant date fair value of stock awards granted to the director during our fiscal year ended December 31, 2021, computed in accordance with FASB ASC Topic

718. See Note 13 to our financial statements included in the 2021 Annual Report for a discussion of our assumptions in determining the ASC 718 values of our option awards.
(2)

As of December 31, 2021, our non-employee directors held restricted stock unit awards as follows: Yvonne Hao, 7,301 shares of common stock underlying restricted stock units; Phillip Riese, 7,292 shares of common stock underlying restricted stock units; and Edwin Santos, 14,583 shares of common stock underlying restricted stock units.

(3)	On September 23, 2021, Ms. Hao was granted a restricted stock unit award for 7,301 shares of our common stock.
(4)	On June 2, 2021, Mr. Riese was granted a restricted stock unit award for 7,292 shares of our common stock.
(5)	On June 2, 2021, Mr. Santos was granted a restricted stock unit award for 14,583 shares of our common stock.

Non-Employee Director Compensation

Commencing upon completion of our initial public offering, pursuant to our non-employee director compensation plan, each non-employee member of our Board of Directors receives the following cash and equity compensation for board services, as applicable:

	Role	Annual Cash Retainer (1)	Initial Equity Grant (2)(3)	Annual Equity Grant (3)(4)
Board of Directors	Director	$30,000	Restricted Stock Unit Award valued at $350,000	Restricted Stock Unit Award valued at $175,000
	Chair	$20,000
Audit Committee	Chair	$20,000
	Other Member	$10,000
Compensation Committee	Chair	$12,000
	Other Member	$6,000
Nominating and Corporate Governance Committee	Chair	$8,000
	Other Member	$4,000

(1)	Annual cash retainers are payable quarterly.
(2)

Initial equity grants are automatically granted on the date the director is elected or appointed as a director and are calculated based on the closing price of our common stock on the date of grant. The initial equity grant upon election or appointment as a director shall vest in 3 equal annual installments following the grant date.

(3)	Such award will accelerate and fully vest upon a change in control, or such non-employee director’s earlier death or disability.
(4)

Annual equity grants are automatically granted two days prior to the date of each annual regular meeting of the Company’s stockholders and are calculated based on the closing price of our common stock on the date of grant. The annual equity grant shall vest on the 1-year anniversary of the grant date provided the director provides continuous service as a director, member of the applicable committee or chair, as applicable, through such date.

Messrs. Harris and Finkelstein as well as Ms. Natauri have waived the non-employee director RSUs and the cash compensation under our non-employee director compensation program.

We also reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board of Directors and committee meetings.

Stockholder Communications with the Board of Directors

Stockholders wishing to communicate with the Board of Directors or with an individual member of the Board of Directors may do so by writing to the Board of Directors or to the particular member of the Board of Directors, care of the Corporate Secretary by mail to our principal executive offices, Attention: Corporate Secretary. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table provides information concerning our executive officers as of April 7, 2022:

Name	Age	Position(s)
Michael Massaro	43	Chief Executive Officer and Director
Robert Orgel	53	President and Chief Operating Officer
Michael Ellis	53	Chief Financial Officer
Peter Butterfield	57	General Counsel and Chief Compliance Officer
David King	53	Chief Technology Officer
Sharon Butler	56	Executive Vice President of Global Education
John Talaga	55	Executive Vice President of Healthcare

Michael Massaro See biographical information set forth above under “Nominees for Election as Class I Directors at the Annual Meeting.”

Robert Orgel has served as our President and Chief Operating Officer since November 2019. Mr. Orgel leads Flywire’s global payment network, business operations, finance, legal, compliance, and corporate strategy functions. He brings extensive experience with 20 years in the technology/payments ecosystem to Flywire, including hands-on experience in legal, compliance, finance, go-to-market, business development and global operations. Prior to Flywire, Mr. Orgel served in various roles at Apple Inc. from 2010 to 2019 where he was part of the leadership team that developed, launched and grew the Apple Pay business and global expansion as well as the launch of the Apple Card. Prior to his time at Apple Inc., Mr. Orgel served as Chief Operating Officer at Quattro Wireless, Inc. from 2008 until it was acquired by Apple Inc. in 2010. Mr. Orgel has also played key leadership roles at m-Qube, Inc., a carrier billing and payment platform which was acquired by Verisign Inc., and edocs Inc., an e-billing and payment solution which was acquired by Siebel Systems (subsequently acquired by Oracle Corporation). Mr. Orgel holds Bachelor of Arts and Master of Arts degrees in International Relations from Stanford University and a Juris Doctor degree from Harvard Law School.

Michael Ellis has served as our Chief Financial Officer since April 2015. Mr. Ellis has over 15 years experience in leading technology/payment companies in the role of Chief Financial Officer. Prior to Flywire, Mr. Ellis was the Chief Financial Officer at CashStar, Inc., a provider of digital gifting solutions for retailers, from 2009 to 2015, where he oversaw multiple functions including finance, risk and settlement operations, legal, and human resources. Prior to CashStar, Mr. Ellis was the Chief Financial Officer of Eze Castle Software after beginning his career in public accounting where he spent nearly a decade in the audit and transactions services groups of PricewaterhouseCoopers and Grant Thornton. Mr. Ellis received a Bachelor of Arts degree in Accounting and Politics & Government from Ohio Wesleyan University.

Peter Butterfield has served as our General Counsel and Chief Compliance Officer since March 2015. Prior to joining Flywire, Mr. Butterfield held various senior management roles within Devonshire Investors, the private equity arm of Fidelity Investments, and its operating companies from 2001 to 2015. During that time, Mr. Butterfield lived and worked for over a decade in Tokyo and Singapore managing legal, risk, and compliance functions, and leading the ex-Japan APAC operations for KVH Co., Ltd. Mr. Butterfield holds a Bachelor of Arts in History and Government from Bowdoin College and a Juris Doctor degree from Columbia University.

David King has served as our Chief Technology Officer since June 2019 and is responsible for oversight of our global technology and solutions development. Mr. King joined Flywire as its Vice President of Engineering in January 2018, following our acquisition of OnPlan Holdings where he was a co-founder and leveraged his background in payments, analytics and billing to develop innovative payment plan solutions for the healthcare and education sectors. Before co-founding OnPlan in May 2014, Mr. King founded other companies including infiNET Solutions, Inc., which delivered SaaS solutions to higher education and was subsequently acquired by Nelnet, Inc. in 2006. Mr. King served as president of Nelnet’s higher education division and led its transformation to become an online medical education program. He also led data security at Nelnet. Mr. King holds a Bachelor of Science in Mathematics and Physics from Westminster College, and a Master of Science in Physics from Miami University.

Sharon Butler has served as our Executive Vice President of Global Education since May 2016. Prior to serving as our Executive Vice President of Global Education, Ms. Butler served as our Vice President of Global Sales from June 2014 to May 2015 and as our Global Sales Director from December 2010 to June 2014. Ms. Butler has a degree in Communications with a minor in Business from Bridgewater State University.

John Talaga has served as our Executive Vice President of Healthcare since January 2018, following our acquisition of OnPlan Holdings where he was a co-founder and leveraged his background in payments, analytics and billing to develop innovative payment plan solutions for the healthcare and education sectors. Before co-founding OnPlan in May 2014, Mr. Talaga led the healthcare vertical for doxo inc., a multi-biller payment network. Mr. Talaga co-founded HealthCom Partners in 2001, which launched healthcare billing online account management solutions. After HealthCom sold to McKesson (to form RelayHealth), Mr. Talaga led the patient billing and payment business at RelayHealth for five years before joining doxo in 2011. Mr. Talaga holds a Bachelor’s degree from the University of Dayton.

EXECUTIVE COMPENSATION

As an “emerging growth company”, we are not required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the reduced disclosure requirements applicable to smaller reporting companies.

Summary Compensation Table

The following table provides information concerning the compensation paid to our Chief Executive Officer and our next two most highly compensated executive officers for our year ended December 31, 2021. We refer to these individuals as our named executive officers.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Nonequity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Michael Massaro	2021	450,000	4,052,400	257,600	(2)	9,750	(3)	5,060,950
Chief Executive Officer and Director	2020	425,000	—	189,000		9,750		623,750
Robert Orgel	2021	347,917	3,039,300	189,700	(2)	6,226	(3)	3,779,143
President and Chief Operating Officer	2020	325,000	—	162,750		—		487,750
Michael Ellis	2021	297,500	1,317,030	162,600	(2)	7,800	(3)	1,952,930
Chief Financial Officer	2020	270,000	—	92,295		7,825		370,120

(1)

Reflects the aggregate grant date fair value of option awards granted during the applicable year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 13 to our audited financial statements included in the 2021 Annual Report.

(2)	Represents amounts paid under our 2021 performance bonus plan paid in March 2022.
(3)	Consists of annual matching contributions to the executives 401(k) plan account.

Narrative Explanation of Summary Compensation Table

For 2021, the compensation program for our named executive officers consisted of base salary and incentive compensation delivered in the form of an opportunity to earn cash bonuses and equity awards.

Base Salary—Base salary is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. Currently, the base salaries for Messrs. Massaro, Orgel and Ellis are $450,000, $350,000 and $325,000, respectively.

Cash Incentive Bonus—Cash incentive bonus is also set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. With respect to each of Messrs. Massaro, Orgel, and Ellis, we have entered into employment agreements, described below, which sets forth their initial target cash bonuses. The current target bonus amount, subject to satisfaction of corporate and personal objectives for Messrs. Massaro, Orgel, and Ellis is $260,000, $225,000 and $225,000, respectively.

Employment Agreements

We currently maintain employment agreements with each of Messrs. Massaro, Orgel and Ellis. The employment agreements provide for the initial base salary for our executive officers and eligibility to receive an annual cash target bonus as determined by our Board of Directors or compensation committee, subject to his attainment of one or more pre-established performance goals established by our Board of Directors or compensation committee.

The employment agreements provide for at-will employment and, other than as set forth below under “Severance and Change in Control Benefits”, may be terminated at any time.

Equity Compensation

We offer stock options and restricted stock units to our named executive officers as the long-term incentive component of our compensation program. We typically grant equity awards to new hires upon their commencing employment with us and provide additional grants annually.

Our equity incentive compensation program is designed to:

•	align our executive officers’ interests with those of our stockholders;

•	reward demonstrated leadership and performance;

•	retain our executive officers;

•	maintain competitive levels of executive compensation; and

•	motivate our executive officers for outstanding performance.

The market for qualified and talented executives in our industry is highly competitive, and we compete for talent with many companies that have greater financial resources than we do. Accordingly, we believe equity compensation is a crucial component of any competitive executive compensation package we offer. We typically grant equity awards to each of our executive officers upon commencement of employment; annually in conjunction with our review of individual performance; in connection with a promotion; or as a special incentive.

In 2021, for annual equity awards, new hire equity awards, and equity awards in connection with promotions, we granted stock options with time-based vesting and continued to manage award amounts, with the goals of maintaining broad-based equity participation, delivering value that is aligned with our compensation philosophy and proactively managing our share usage as well as dilution.

All stock options granted to our executive officers have exercise prices equal to the fair market value of our common stock on the date of grant, so that the recipient will not earn any compensation from his or her options until they are vested and unless our share price increases above the share price on the date of grant. Stock options granted to our executive officers have time-based vesting, typically vesting in equal monthly installments over a four year term, commencing on the date of grant subject to the executive officer’s continued employment through each such date, which we believe provides an incentive to our executives to add value to the company over the long-term and to remain employed by us. Vesting of option grants to employees ceases upon termination of employment, and option exercise rights typically cease three months following termination of employment, except in the case of death or disability or where the compensation committee or the Board of Directors has exercised its authority to extend the relevant option exercise time period. Prior to the exercise of an option, the grantee does not have any rights as a stockholder with respect to the applicable shares underlying the equity awards, including voting rights and the right to receive dividends or dividend equivalents.

All equity awards to our named executive officers are approved by the compensation committee. Annual equity awards to our named executive officers are typically granted at one of the first few regularly scheduled meetings of the compensation committee of the year. Equity awards vary in size among our executive officers. In determining the equity awards to grant to a named executive officer, the compensation committee typically considers a number of factors, including: our performance against corporate goals during the preceding year, the named executive officer’s individual performance during the preceding year, the named executive officer’s ability to grow, and competitive levels of executive compensation for similarly situated executives based on analysis of data from our applicable peer group. In addition, our compensation committee reviews all components of the executive’s compensation to ensure that total compensation is aligned with our overall philosophy and objectives.

In January 2021, Messrs. Massaro, Orgel and Ellis were each granted an option to purchase shares of our common stock. The table below provides details regarding the foregoing grants.

Name	Number of Shares Underlying Option Grants		Exercise Price per share for Option Grants ($)
Michael Massaro	300,000	(1)	3.95
Michael Massaro	300,000	(2)	3.95
Robert Orgel	450,000	(3)	3.95
Michael Ellis	195,000	(3)	3.95

(1)	Option vests in equal monthly installments over four years of service following January 21, 2021 provided the optionee remains in continuous service to us through each such vesting date.
(2)	Option vests in equal monthly installments over five years of service following January 21, 2021 provided the optionee remains in continuous service to us through each such vesting date.
(3)

Option vests over four years of service following January 21, 2021, with 25% of such shares vesting upon completion of one year of continuous service to us and the balance vesting in equal monthly installments thereafter, provided the optionee remains in continuous service to us through each such vesting date.

In March 2022, the compensation committee of our Board of Directors approved the grant of restricted stock unit awards representing 252,039 shares of our common stock to Mr. Massaro; the grant of restricted stock unit awards representing 126,019 shares of our common stock to Mr. Orgel; and the grant of restricted stock unit awards representing 90,014 shares of our common stock to Mr. Ellis. The restricted stock units vest with respect to 25% of the shares on March 4, 2023, with the remainder of the shares vesting in equal quarterly installments over the following three years, provided the named executive officer provides continuous service to us through such vesting dates.

Outstanding Equity Awards at Fiscal 2021 Year-End

The following table shows certain information regarding outstanding equity awards, held by our named executive officers as of December 31, 2021. For information regarding the vesting acceleration provisions applicable to the options held by our named executive officers, please see “Severance and Change in Control Benefits” below.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Vested		Number of Securities Underlying Unexercised Options (#) Unvested		Option Exercise Price ($)	Option Expiration Date
Michael Massaro	3/11/2014	93,939		—		0.203	3/10/2024
	4/29/2015	78,792		—		0.353	4/28/2025
	4/29/2015	107,733		—		0.353	4/28/2025
	7/26/2016	105,948		—		0.590	7/25/2026
	7/26/2016	233,598		—		0.590	7/25/2026
	2/28/2019	606,761	(1)	249,835		3.277	2/27/2029
	11/1/2019	170,282	(2)	132,442		3.303	10/31/2029
	1/21/2021	68,750	(3)	231,250		3.947	1/20/2031
	1/21/2021	55,000	(4)	245,000		3.947	1/20/2031
Robert Orgel	11/1/2019	173,437	(5)	366,563		3.303	10/31/2029
	1/21/2021	—		450,000	(6)	3.947	1/20/2031
Michael Ellis	4/29/2015	201,729		—		0.353	4/29/2025
	11/28/2018	141,875	(7)	40,625		3.277	11/27/2028
	1/21/2021	—		195,000	(6)	3.947	1/20/2031

(1)	Option vests in equal monthly installments over four years following February 29, 2019, provided that the optionee is providing continuous service to us.
(2)	Option vests in equal monthly installments over four years following September 1, 2019, provided that the optionee is providing continuous service to us.
(3)	Option vests in equal monthly installments over four years following January 21, 2021, provided that the optionee is providing continuous service to us.
(4)	Option vests in equal monthly installments over five years following January 21, 2021, provided that the optionee is providing continuous service to us.
(5)

Option vests with respect to 25% of the shares after 12 months of continuous service with us following November 1, 2019, with the balance becoming exercisable in equal monthly installments over the next 36 months of continuous service provided thereafter.

(6)

Option vests with respect to 25% of the shares after 12 months of continuous service with us following January 21, 2021, with the balance becoming exercisable in equal monthly installments over the next 36 months of continuous service provided thereafter.

(7)

Option vests with respect to 25% of the shares after 12 months of continuous service with us following October 3, 2018, with the balance becoming exercisable in equal monthly installments over the next 36 months of continuous service provided thereafter.

Severance and Change in Control Benefits

Pursuant to their employment agreements, if we terminate the employment of any of our named executive officers without cause or if such executive resigns for good reason, then such named executive will be eligible to receive:

•

In the case of Mr. Massaro: (a) a lump sum cash payment equal to one and one half (1.5) multiplied by the sum of (1) his then current base salary and (2) his annual target bonus, and (b) the payment of COBRA continuation premiums for up to 18 months.

•

In the case of Mr. Orgel: (a) a lump sum cash payment equal to one (1) multiplied by the sum of (1) his then current base salary and (2) his annual target bonus, and (b) the payment of COBRA continuation premiums for up to 12 months.

•

In the case of Mr. Ellis: (a) a lump sum cash payment equal to one (1) multiplied by the sum of (1) his then current base salary and (2) his annual target bonus, and (b) the payment of COBRA continuation premiums for up to 12 months.

Such payments are contingent on the officer’s executing and not revoking a release of claims against us.

“Cause” is defined as an officer’s (i) a material failure to comply with our written policies or rules after being provided written notice and failing to remedy such failure within 30 days after such notice; (ii) conviction of, or plea of “guilty” or “no contest” to, a crime involving moral turpitude, deceit, dishonesty or fraud that has caused harm to us or any affiliate of ours; (iii) willful and continued failure to substantially perform (other than by reason of disability) duties and responsibilities assigned or delegated after receiving written notification of such failure from our Board of Directors and failing to remedy such failure within 30 days after such notice; (iv) any intentional act of dishonesty, deceit, fraud, moral turpitude, misconduct, breach of trust or acts intentionally against our financial or business interests, or the use or possession of illegal drugs in the workplace; (v) the material breach of any obligations under any agreement between an officer and us after being provided written notice and failing to remedy such failure within 30 days after such notice; or (vi) failure to cooperate in good faith with a governmental or internal investigation of us or our directors, officers or employees.

“Resignation for Good Reason” is defined as an officer’s separation as a result of a resignation within 12 months after one of the following conditions has come into existence without such officer’s written consent: (i) a material diminution in compensation (except for across-the-board reductions affecting our similarly situated employees generally); (ii) a material diminution in title, duties, authority and responsibilities within Flywire;( iii) the relocation of such officer’s principal workplace by more than 50 miles away from the location which such officer was working immediately prior to the required relocation without such officer’s prior consent; or (iv) a material breach of our obligation under any agreement between us and such officer. A “Resignation for Good Reason” shall not be deemed to have occurred unless such officer gives us written notice of the condition within 60 days after the condition comes into existence and we fail to remedy the condition within 30 days after receiving written notice.

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our health and welfare plans to the same extent as our full-time employees generally. We generally do not provide our named executive officers with perquisites or other personal benefits.

Restrictions on Trading

Our Insider Trading Policy (ITP) prohibits our employees (including officers) and directors, or any of their designees, from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities (i) granted to the employee or director as part of the compensation of the employee or director; or (ii) held, directly or indirectly, by the employee or director. In addition, our employees (including officers) and directors may not pledge our equity securities held by them without the prior clearance of one of our compliance officers.

Rule 10b5-1 Sales Plans

Our ITP permits our directors, officers and employees to enter into trading plans complying with Rule 10b5-1 under the Exchange Act. Certain of our executive officers and directors have adopted, and directors and other executive officers may in the future adopt, Rule 10b5-1 trading plans. Generally, under these trading plans, the individual relinquishes control over the transactions once the trading plan is put into place. Accordingly, sales under these plans may occur at any time during the term of the trading plan, including possibly before, simultaneously with, or immediately after significant events involving our company, and at other times, including during a closed trading window, when a director, officer, or employee may be prohibited from trading otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 7, 2022 for:

•	each of our named executive officers;

•	each of our directors;

•	all of our current executive officers and directors as a group; and

•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

The table below is based upon information supplied by officers, directors and principal stockholders and Schedule 13Gs and 13Ds filed with the SEC through April 7, 2022.

The percentage ownership is based upon 101,115,862 shares of voting common stock outstanding as of April 7, 2022. For purposes of the table below, we deem shares of common stock subject to options that are currently exercisable or exercisable within sixty (60) days of April 7, 2022 and common stock subject to restricted stock unit awards that will vest within sixty (60) days of April 7, 2022 to be outstanding and to be beneficially owned by the person holding the options or restricted stock unit award for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Certain stockholders listed in the table also hold non-voting common stock, which are not entitled to vote at the Annual Meeting, as described in the relevant footnotes to the table below. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Flywire Corporation, 141 Tremont St. 10th Floor, Boston, Massachusetts 02111.

Voting Common Stock

Name of Beneficial Owner			Number of Shares of Voting Common Stock	Percentage of Class
5% or Greater Stockholders
Entities affiliated with Bain Capital Venture Investors, LLC	(1)		16,539,864	16.4%
Entities affiliated with Spark Capital	(2)		13,078,656	12.9%
Ossa Investments Pte. Ltd	(3)		10,635,573	10.5%
FMR LLC	(4)		5,547,599	5.5%
Named Executive Officers and Directors
Michael Massaro	(5)		2,986,774	2.9%
Robert Orgel	(6)		358,437	*
Michael Ellis	(7)		396,729	*
Yvonne Hao				*
Matthew Harris	(1)		16,539,864	16.4%
Alex Finkelstein	(2	)(8)	13,130,701	13.0%
Jo Natauri	(9)		2,647,362	2.7%
Phillip Riese	(10)		523,513	*
Edwin Santos	(11)		4,861	*
All current executive officers and directors as a group (13 persons)	(12)		39,253,537	37.5%

*	Less than 1% of the outstanding shares of common stock.

(1)

Consists of shares of our common stock held by (i) Bain Capital Venture Coinvestment Fund II, L.P. (Venture Coinvestment Fund II), (ii) BCV 2019-MD Coinvestment II, L.P. (MD Coinvestment), (iii) Bain Capital Venture Fund 2014, L.P. (Venture Fund 2014), (iv) Bain Capital Venture Fund 2016, L.P. (Venture Fund 2016), (v) 1 BCIP Venture Associates (BCIP VA), (vi) BCIP Venture Associates-B (BCIP VA-B), (vii) BCIP Venture Associates II, LP (BCIP VA II) and (viii) BCIP Venture Associates II-B, LP (BCIP VA II-B and, together with Venture Fund 2014, Venture Fund 2016, Venture Coinvestment Fund II, MD Coinvestment, BCIP VA, BCIP VA-B and BCIP VA II, the Bain Capital Venture Entities). Bain Capital Venture Investors, LLC (BCVI), the Executive Committee of which consists of Enrique Salem and Ajay Agarwal, is the (i) ultimate general partner of Venture Fund 2014, (ii) the ultimate general partner of Venture Fund 2016 and (iii) manager of Bain Capital Venture Coinvestment II Investors, LLC (Venture Coinvestment II Investors), which is the general partner of each of Venture Coinvestment Fund II and MD Coinvestment, and governs the investment strategy and decision-making process with respect to investments held by BCIP VA, BCIP VA-B, BCIP VA II and BCIP VA II-B. By virtue of the relationships described in this footnote, each of BCVI, Messrs. Salem and Agarwal may be deemed to share voting and dispositive power over the shares held by the Bain Capital Venture Entities. The business address of the Bain Capital Venture Entities is 200 Clarendon Street, Boston, MA 02116. The foregoing information in this footnote is based on a Schedule 13G filed by BCIP VA, BCIP VA-B, BCIP VA II, BCIP VA II-B, BCVI, Venture Coinvestment II Investors, Venture Coinvestment Fund II and MD Coinvestment on February 14, 2022.

(2)

Consists of shares of our common stock held by (i) Spark Capital Growth Fund, L.P, (ii) Spark Capital Growth Founders’ Fund, L.P., (iii) Spark Capital II, L.P. and (iv) Spark Capital Founders’ Fund II, L.P. Spark Management Partners II, LLC is the general partner of each of Spark Capital II, L.P. and Spark Capital Founders’ Fund II, L.P. and Spark Growth Management Partners, LLC is the general partner of each of Spark Capital Growh Fund, L.P. and Spark Capital Growth Founders’ Fund, L.P. Paul Conway, Bijan Sabet, Santo Politi, and Alexander J. Finkelstein are the managing members of each of Spark Management Partners II, LLC and Spark Growth Management Partners, LLC and hold voting and dispositive power over the shares held by each of Spark Capital II, L.P., Spark Capital Founders’ Fund II, L.P., Spark Capital Growth Fund, L.P. and Spark Capital Growth Founders’ Fund, L.P. The address for these entities is 137 Newbury Street, 8th Floor, Boston, Massachusetts 02116. The foregoing information in this footnote is based on a Schedule 13G filed by Spark Captial Growth Fund, L.P., Spark Capital Growth Founders’ Fund, L.P., Spark Capital II, L.P., Spark Capital Founders’ Fund II, L.P. and Alex Finkelstein on February 10, 2022.

(3)

These securities are held by Ossa Investments Pte. Ltd. Ossa Investments Pte. Ltd. is a direct wholly-owned subsidiary of Hotham Investments Pte Ltd (Hotham), which in turn is a direct wholly-owned subsidiary of Fullerton Management Pte Ltd (Fullerton), which in turn is a direct wholly-owned subsidiary of Temasek Holdings (Private) Limited (Temasek). In such capacities, each of Hotham, Fullerton and Temasek may be deemed to have voting and dispositive power over the shares held by Ossa Investments Pte. Ltd. Ossa Investments Pte. Ltd. also owns 1,873,320 shares of our non-voting common stock. The address for Ossa Investments Pte. Ltd., Fullerton and Temasek is 60B Orchard Road #06-18 Tower 2, The Atrium@Orchard, Singapore 238891. The foregoing information in this footnote is based on a Schedule 13G filed by Ossa Investments Pte. Ltd, Temasek Holdings (Private) Limited, Hotham Investments Pte Ltd and Fullerton Management Pte Ltd, on February 14, 2022.

(4)

All such shares may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Vice Chairman and the President of FMR LLC. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (Fidelity Funds) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210. The foregoing information in this footnote is based on a Schedule 13G/A filed by FMR LLC, on February 9, 2022.
(5)	Includes options to purchase 1,633,242 shares of common stock that may be exercised within 60 days of the Record Date.
(6)	Includes options to purchase 318,437 shares of common stock that may be exercised within 60 days of the Record Date.
(7)	Includes options to purchase 336,729 shares of common stock that may be exercised within 60 days of the Record Date.
(8)	Includes 56,983 shares of common stock held directly by Mr. Finkelstein.
(9)

These securities are held by Goldman Sachs PSI Global Holdings, LLC , StoneBridge 2020, L.P. and StoneBridge 2020 Offshore Holdings II, L.P., (collectively, the GS Entities). Affiliates of Goldman Sachs and The Goldman Sachs Group, Inc. are the general partner, managing partner, managing member or investment manager of each of the GS Entities, and the GS Entities may share voting and investment power with certain of their respective affiliates. Goldman Sachs is a direct and indirect wholly owned subsidiary of The Goldman Sachs Group, Inc. The GS Entities also own 4,115,058 shares of our non-voting common stock. Jo Natauri is a Managing Director of Goldman Sachs. The address of the GS Entities and Ms. Natauri is 200 West Street, New York, NY 10282. The foregoing information in this footnote is based on a Form 4 filed on February 9, 2022.

(10)

Includes options to purchase 516,221 shares of common stock that may be exercised within 60 days of the Record Date and 7,292 shares underlying restricted stock unit awards which may vest within 60 days of the Record Date.

(11)	Includes 4,861 shares underlying restricted stock unit awards which may vest within 60 days of the Record Date.
(12)

Includes options to purchase 3,605,239 shares of common stock that may be exercised within 60 days of the Record Date and 12,153 shares underlying restricted stock unit awards which may vest within 60 days of the Record Date.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with our directors and executive officers described elsewhere in this proxy statement, the following is a description of each transaction since January 1, 2021 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds the lesser of $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Series F Preferred Stock Financing

In February 2021, we sold an aggregate of 2,571,936 shares of our Series F preferred stock at a purchase price of $23.3287 per share for an aggregate purchase price of approximately $60.0 million. Each share of our Series F preferred stock converted automatically into one share of common stock immediately prior to the completion of our initial public offering.

The following table summarizes the Series F preferred stock purchased by affiliates of members of our Board of Directors and holders of more than 5% of our outstanding capital stock:

Name of Stockholder	Shares of Series F Preferred Stock	Total Purchase Price($)
Entities affiliated with Spark Capital(1)	408,285	9,524,772
Entities affiliated with Goldman Sachs(2)	172,125	4,015,458
Ossa Investments Pte. Ltd.	144,981	3,382,223

(1)

Consists of shares held by Spark Capital Growth Fund L.P., Spark Capital Growth Founders’ Fund, L.P., Spark Capital II, L.P. and Spark Capital Founders’ Fund II, L.P., which collectively hold more than 5% of our outstanding capital stock. Alex Finkelstein, a member of our Board of Directors, is a general partner of Spark Capital and a designee of Spark Capital.

(2)

Consists of shares held by Goldman Sachs PSI Global Holdings, LLC, StoneBridge 2020, L.P. and StoneBridge 2020 Offshore Holdings II, L.P., which collectively hold more than 5% of our outstanding capital stock. Jo Natauri, a member of our Board of Directors, is a managing director and designee of Goldman Sachs.

Secondary Sales

On February 23, 2021, certain members of our management and Board of Directors, in a series of individual transactions, sold an aggregate of 1,205,118 shares of our common stock to certain of our existing investors at a purchase price of $22.3287 per share, for an aggregate purchase price of approximately $26.7 million. No seller sold more than 10% of their total holdings or equity or 15% of their vested equity.

Investors’ Rights Agreement

We have entered into an amended and restated investors’ rights agreement with certain holders of our common stock, including entities with which certain of our directors are affiliated. These stockholders are entitled to rights with respect to the registration of their shares, including demand registration rights, Form S-3 registration rights, and piggyback registration rights. In any registration made pursuant to such amended and restated investors’ rights agreement, all fees, costs, and expenses of underwritten registrations will be borne by us and all selling expenses, including estimated underwriting discounts, selling commissions, and stock transfer taxes, will be borne by the holders of the shares being registered. The registration rights terminate five years following the completion of our initial public offering or, with respect to any particular stockholder, at the time that stockholder can sell all of its shares during any 90-day period pursuant to Rule 144 of the Securities Act.

Employment Agreements

We have entered into employment agreements with our named executive officers. For more information regarding these agreements, see the section of this proxy entitled “Executive Compensation – Narrative Explanation of Summary Compensation Table –Employment Agreements.”

Indemnification Agreements

We have entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses, judgments, fines and settlement amounts, among others, incurred by this person in any action or proceeding arising out of this person’s services as a director or executive officer in any capacity with respect to any employee benefit plan or as a director, partner, trustee or agent of another entity at our request. We believe that these provisions in our amended and restated certificate of incorporation and amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

Equity Grants and Awards to Executive Officers and Directors

We have granted equity to our executive officers and certain of our directors as more fully described in the section entitled “Corporate Governance—Director Compensation” and “Executive Compensation.”

Policies and Procedures for Related Party Transactions

Pursuant to our code of conduct and audit committee charter, any related party transaction or series of transactions with an executive officer, director, or any of such persons’ immediate family members or affiliates, in which the amount, either individually or in the aggregate, involved exceeds $120,000 must be presented to our audit committee for review, consideration and approval. All of our directors and executive officers are required to report to our audit committee any such related party transaction. In approving or rejecting the proposed transactions, our audit committee shall consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence. Our audit committee shall approve only those transactions that, in light of known circumstances, are not inconsistent with Flywire’s best interests, as our audit committee determines in the good faith exercise of its discretion.

AUDIT COMMITTEE REPORT

The information contained in the following report of Flywire’s audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Flywire specifically incorporates it by reference.

Review of Audited Financial Statements for the Year Ended December 31, 2021

The audit committee has reviewed and discussed with Flywire’s management and PricewaterhouseCoopers LLP the audited financial statements of Flywire for the year ended December 31, 2021. The audit committee has also discussed with PricewaterhouseCoopers LLP the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

The audit committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB and the SEC regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from us.

Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited financial statements be included in the 2021 Annual Report for filing with the SEC.

Submitted by the audit committee of the Board of Directors:

Edwin Santos (Chair)

Phillip Riese

Alex Finkelstein

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as Flywire may recommend.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote at your earliest convenience on the internet or by telephone as instructed, or by executing and returning a proxy card, if you have requested one, in the envelope provided.

THE BOARD OF DIRECTORS

Boston, Massachusetts

April 20, 2022

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0000563183_1 R1.0.0.24 For Withhold For All All All Except The Board of Directors recommends you vote FOR ALL on the following proposal: 1. Election of three Class I Directors Nominees 01 Yvonne Hao 02 Michael Massaro 03 Jo Natauri FLYWIRE CORPORATION 141 TREMONT ST, 10TH FLOOR BOSTON, MA 02111 VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EDT on 06/01/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EDT on 06/01/2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2 To ratify the appointment of PricewaterhouseCoopers LLP as Flywire Corporation’s independent registered public accounting firm for the year ending December 31, 2022. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. 0000563183_2 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Proxy Statement are available at www.proxyvote.com FLYWIRE CORPORATION Annual Meeting of Stockholders June 2, 2022 10:00 A.M. This proxy is solicited by the Board of Directors The undersigned hereby appoints Michael Massaro and Michael Ellis, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Flywire Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 A.M., EDT on June 2, 2022, via internet, www.virtualshareholdermeeting.com/FLYW2022 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side